Exhibit 7.01

JOINT REPORTING AGREEMENT

In consideration of the mutual covenants herein contained, pursuant to Rule 13d-1(k)(1), each of the parties hereto represents to and agrees with the other parties as follows:

1. Such party is eligible to file a statement or statements on Schedule 13D pertaining to the Common Stock, $0.001 par value per share, of Integrated Healthcare Holdings, Inc., a Nevada corporation, to which this Joint Reporting Agreement is an exhibit, for filing of the information contained herein.

2. Such party is responsible for the timely filing of such statement and any amendments thereto, and for the completeness and accuracy of the information concerning such party contained therein, PROVIDED that no such party is responsible for the completeness or accuracy of the information concerning any other party making the filing, unless such party knows or has reason to believe that such information is inaccurate.

3. Such party agrees that such statement is being filed by and on behalf of each of the parties identified herein, and that any amendment thereto will be filed on behalf of each such party. Each party hereby constitutes and appoints Anil V. Shah, M.D. as his or its true and lawful attorney-in-fact to (a) execute on behalf of the undersigned all forms and other documents to be filed with the Securities and Exchange Commission (the "SEC"), any stock exchange and any similar authority amending or otherwise with respect to the Schedule 13D to which this Joint Reporting Agreement is an exhibit and with respect to Section 16 of the Securities Exchange Act of 1934, as amended, and (b) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to timely file such forms and documents with the SEC, any stock exchange and any other similar authority.

This Joint Reporting Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original instrument, but all of such counterparts together shall constitute but one agreement.

Dated: November 10, 2005

Orange County Physicians Investment Network, LLC

By:	/s/ Anil V. Shah, M.D.

Name: Anil V. Shah, M.D. Its:

Anil V. Shah, M.D.

/s/ Anil V. Shah, M.D.